UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2015

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of operations and financial condition

On January 15, 2015, we issued a press release containing our preliminary financial results for the year ended October 31, 2014. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 14, 2015, the Audit Committee of the Board of Directors (the “Audit Committee”) of Calavo Growers, Inc. (the “Company”) concluded, after review and discussion with management and the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), that the Company’s consolidated financial statements for the fiscal years ended October 31, 2013 and 2012 and the quarters therein, as well as the quarters ended January 31, 2014, April 30, 2014 and July 31, 2014 (the “Relevant Periods”), should no longer be relied upon. Similarly, related press releases, and stockholder communications describing the Company’s consolidated financial statements for the Relevant Periods should no longer be relied upon. Additionally, EY’s reports on the consolidated financial statements, including EY’s opinion on the effectiveness of internal control over financial reporting, likewise should no longer be relied upon. A copy of the Company’s press release dated January 15, 2015 relating to this matter is filed herewith as Exhibit 99.1 and incorporated herein by reference.

In connection with the preparation, review and audit of the Company’s consolidated financial statements required to be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2014 (the “2014 Form 10-K”), the Company identified a non-cash misstatement in its historical consolidated financial statements related to its treatment of contingent consideration in the acquisition of Renaissance Food Group, LLC (“RFG”) in June 2011. In accordance with the earn-out provisions in the RFG acquisition agreement, if RFG’s operating results exceeded defined thresholds, additional purchase price was required to be paid by the Company, subject to a ceiling. RFG’s results substantially exceeded defined thresholds and expectations and, accordingly, RFG’s former owners received the maximum earn-out payment permitted pursuant to the acquisition agreement.

We believe the total estimated cumulative amount of non-cash operating expense, entirely related to the revaluation of RFG earn-out liability, that needs to be recorded is approximately $54 million, net of tax, spread over the period from the date of acquisition of RFG (i.e. June 1, 2011) through the period ended October 31, 2014. Initially, we recorded the contingent consideration, which was settleable in common stock, as an equity instrument and therefore did not record expense based on the changes in fair value of the contingent consideration. We now believe, however, that the contingent consideration should have been accounted for as a liability requiring re-measurement to fair value and expense recognition at each reporting period subsequent to the acquisition.

Note that this non-cash expense does not change Calavo’s EBITDA (both historical and current), it has no effect on the Company’s revenues, it has no effect on the Company’s future operations, and it does not effect on the Company’s cash balances. Further, all information related to the specifics of payments of the RFG earn-out payment has been accurately explained in all of our filings and all payments have been accurately settled. See the reconciliation below. Note that the amounts shown below are preliminary estimates and are subject to adjustment based on further review by the Company and Ernst & Young.

Non-GAAP Financial Information (preliminary)

	Year Ended October 31, (As reported)		Year Ended October 31, (As adjusted)
	2013	2012	2013	2012
(in thousands)
Reconciliation of Net Income (Loss) to EBITDA(1)
Net income (loss)	$16,745	$16,947	$(2,860)	$15,610
Provision for income taxes	7,866	11,055	(4,829)	10,200

Income (loss) before income taxes	24,611	28,002	(7,689)	25,810
Interest expense	1,098	1,152	1,098	1,152

Income (loss) from operations	25,709	29,154	(6,591)	26,962
Contingent Consideration	1,571	420	33,871	2,612
Depreciation and amortization	6,367	5,909	6,367	5,909

EBITDA(1)	$33,647	$35,483	$33,647	$35,483

(1)	We define EBITDA as earnings before interest, income taxes, depreciation, amortization and amounts charged to expense for acquisition contingent consideration, which we treat like amortization expense.

The Company has also identified certain immaterial adjustments primarily relating to non-controlling interest, diluted number of shares outstanding, and income tax expense related to fiscal years ended October 31, 2014, October 31, 2013, and/or October 31, 2012, which are reflected in the table above and will also be reflected in the restated consolidated financial statements for the Relevant Periods. Note that the impact to our financial statements for the fiscal year ended October 31, 2011 is not material.

The Company anticipates including in its 2014 Form 10-K restated, audited financial statements, including the consolidated financial position as of October 31, 2013 and the consolidated results of its operations and its cash flows for each of the two years in the period ended October 31, 2013. Additionally, the Company will include footnote disclosures of the restated interim financial information for the four quarters included in the fiscal year ended October 31, 2013 and the first three quarters included in the fiscal year ended October 31, 2014, along with reconciliations of the previously issued annual and quarterly financial information to the restated information. The Company will file Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (“SEC”), which provides the Company an additional fifteen (15) calendar days beyond its original January 14, 2015 due date to timely file its 2014 Form 10-K.

The Company’s Chief Executive Officer and Chief Financial Officer concluded that a material weakness in the Company’s internal control over financial reporting existed as of October 31, 2014 and as of the end of each of the Relevant Periods. The Company’s evaluation of the effectiveness of its internal control over financial reporting will be included with the Company’s 2014 Form 10-K.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated January 15, 2015 of the Registrant.

FORWARD-LOOKING STATEMENTS

Certain statements made in this Form 8-K are forward-looking statements, including, without limitation, statements regarding the expected impact of the identified errors on the Company’s previously issued consolidated financial statements, the manner in which the Company will effect the restatements in its filings with the SEC and the anticipated timing of the filing with the SEC of the 2014 Form 10-K (collectively, the “SEC Filings”). In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include risks that the completion and filing of the SEC Filings will take longer than anticipated, and that prior to making the SEC Filings the Company will identify additional issues or considerations that relate to such filings, such as additional errors in the Company’s accounting practices that would require adjustments to the Company’s previously issued financial statements. Factors that may cause future results to differ materially from our current expectations also include those identified in our Annual Report on Form 10-K for the year ended October 31, 2013 and in our other filings with the SEC. There can be no assurance that the final impact of the restatement and the effect of the changes in our accounting practices will not differ materially from our expectations as described herein or that any other information set forth herein regarding the restatement will not change materially before we complete the filing of our restated consolidated financial statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.

January 15, 2015

	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President
(Principal Executive Officer)

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